Exhibit 1.1

EXECUTION VERSION

$350,000,000 AGGREGATE PRINCIPAL AMOUNT

Anixter Inc.

5.625% SENIOR NOTES

DUE 2019

UNDERWRITING AGREEMENT

dated April 25, 2012

Wells Fargo Securities, LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

J.P. Morgan Securities LLC

RBS Securities Inc.

UBS Securities LLC

Underwriting Agreement

April 25, 2012

Wells Fargo Securities, LLC

        As Representative of the several Underwriters

c/o Wells Fargo Securities, LLC

301 South College Street

Charlotte, North Carolina 28288-0613

Ladies and Gentlemen:

Introductory. Anixter Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) $350,000,000 in aggregate principal amount of its 5.625% Senior Notes due 2019 (the “Notes”). Wells Fargo Securities, LLC has agreed to act as representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Notes. The Notes will be guaranteed (the “Guarantee”) by Anixter International Inc., a Delaware corporation and parent of the Company (the “Guarantor”). The Notes and the Guarantee are collectively referred to as the “Securities”.

The Securities will be issued pursuant to the terms, and subject to the conditions, set forth in the indenture dated as of April 30, 2012 (the “Base Indenture”), by and among the Company, the Guarantor and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the supplemental indenture, dated as of April 30, 2012 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among the Company, the Guarantor and the Trustee, on the Closing Date (as defined herein).

The Company hereby confirms its engagement of UBS Securities LLC, and UBS Securities LLC hereby confirms its agreement with the Company to render services, without compensation, as a “qualified independent underwriter” within the meaning of Rule 5121(f)(12) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the offering and sale of the Notes. UBS Securities LLC, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU.”

The Company and the Guarantor hereby confirm their agreements with the Underwriters as follows:

Section 1. Representations and Warranties of the Company.

The Company and the Guarantor each hereby jointly and severally represent and warrant to, and covenant with, each Underwriter as follows:

(a) The Company and the Guarantor have prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File Nos. 333-180905 and 333-180905-01), which contains a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto at the time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rules 430A, 430B or 430C under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement”. Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement”, and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Any preliminary prospectus supplement to the Base Prospectus that describes the Securities and the offering hereby and is used prior to the filing of the Prospectus is called, together with the Base Prospectus, a “preliminary prospectus”. The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”) or, if no filing pursuant to Rule 424(b) under the Securities Act is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the effective date. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, any preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b) Compliance with Registration and Exchange Act Requirements. The Company and the Guarantor meet the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act. The Company and the Guarantor have complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the best knowledge of the Company or the Guarantor, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied and will comply in all material respects with the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, at the date hereof and at the Closing Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b) under the Securities Act and at the Closing Date did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof. There is no contract or other document required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required.

(c) The documents incorporated by reference in the Registration Statement, the Disclosure Package (as defined herein) and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.

(d) Disclosure Package. The term “Disclosure Package” shall mean (i) the Base Prospectus, including any preliminary prospectus supplement, if any, as amended or supplemented, (ii) the Final Term Sheet (as defined herein), (iii) any other issuer free writing prospectuses as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified on Schedule C hereto and (iv) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of 3:45 p.m., New York time, on the date of this Agreement (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(e) Each of Company and Guarantor is a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at any other time specified in the Securities Act for determining whether each of the Company and the Guarantor is a “well known seasoned issuer” in connection with the offering of the Securities, each of the Company and the Guarantor was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Execution Time. Neither the Company nor the Guarantor has received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and neither the Company nor the Guarantor has otherwise ceased to be eligible to use the automatic shelf registration form.

(f) Neither Company nor Guarantor Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the date of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), neither the Company nor the Guarantor was and is an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company or the Guarantor be considered an Ineligible Issuer.

(g) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Securities under this Agreement or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus including any prospectus or prospectus supplement that is or becomes part of the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus, the Company has promptly notified or will promptly notify the Representative and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. Any Issuer Free Writing Prospectus not identified on Schedule C, when taken together with the Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing three sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(h) Distribution of Offering Material by the Company or the Guarantor. Neither the Company nor the Guarantor has distributed or will distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than a preliminary prospectus, the Prospectus, any Permitted Free Writing Prospectus (as defined herein), the Final Term Sheet or the Registration Statement.

(i) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(j) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus, (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties or operations whether or not arising from transactions in the ordinary course of business, of the Company, the Guarantor and their subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company, the Guarantor and their subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Guarantor or, except for dividends paid to the Company, the Guarantor or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company, the Guarantor or any of their subsidiaries of any class of capital stock.

(k) Incorporation and Good Standing of the Company, the Guarantor and certain Subsidiaries. Each of the Company, the Guarantor and each “significant subsidiary” of the Guarantor (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act) (each, including the Company, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and, in the case of the Company and the Guarantor, to enter into and perform its obligations under this Agreement, the Indenture and the Securities. Each of the Company, the Guarantor and each Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business, properties or operations, whether or not arising from transactions in the ordinary course of business, of the Company, the Guarantor and its subsidiaries, considered as one entity (a “Material Adverse Effect”). All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Guarantor, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Guarantor, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

(l) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Guarantor is as set forth in the Disclosure Package and the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Disclosure Package and the Prospectus or upon exercise of outstanding options, warrants or convertible notes described in the Disclosure Package and the Prospectus, as the case may be). All of the issued and outstanding shares of common stock of the Guarantor have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of common stock of the Guarantor were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Guarantor. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Guarantor, the Company or any of its subsidiaries other than those accurately described in the Disclosure Package and the Prospectus. The description of the Company’s and the Guarantor’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth or incorporated by reference in each of the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(m) The Notes and Guarantee. The Notes to be purchased by the Underwriters from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Guarantee of the Notes is in the form contemplated by the Indenture, has been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Guarantor and, when the Notes have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute a valid and binding agreement of the Guarantor, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

(n) The Indenture. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended. The Indenture has been duly authorized by the Company and the Guarantor and, at the Closing Date, will have been duly executed and delivered by the Company and the Guarantor and will constitute a valid and binding agreement of the Company and the Guarantor, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(o) Conformance of Description of Notes. The Securities and the Indenture will conform in all material respects to the descriptions thereof in the Disclosure Package and the Prospectus.

(p) Certain Regulations. None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

(q) Non-Contravention of Existing Instruments. Neither the Company, the Guarantor nor any Subsidiary is (i) in violation or in default (or, with the giving of notice or lapse of time, would be in default) under (“Default”) its charter or by-laws, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company, the Guarantor or any of the Subsidiaries is a party or by which it may be bound, or to which any of the property or assets of the Company, the Guarantor or any Subsidiary is subject (each, an “Existing Instrument”), or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Guarantor or such Subsidiary or any of its properties, as applicable, except with respect to clauses (ii) and (iii) only, for such Defaults or violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Company’s and the Guarantor’s execution, delivery and performance of this Agreement, the Indenture and the Securities and consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities), by the Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any Default under the charter or by-laws of the Company, the Guarantor or any Subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Guarantor or any Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company, the Guarantor or any Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Guarantor or any Subsidiaries or any of its or their properties.

(r) No Further Authorizations or Approvals Required. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s or the Guarantor’s execution, delivery and performance of this Agreement, the Indenture and the Securities and consummation of the transactions contemplated hereby and thereby, by the Disclosure Package and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, or as may be required under applicable state securities or blue sky laws and from the FINRA.

(s) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s or the Guarantor’s knowledge, threatened (i) against or affecting the Company, the Guarantor or any Subsidiaries or (ii) which has as the subject thereof any officer or director of the Company, the Guarantor or any Subsidiaries in his or her role as an officer or director thereof, or property owned or leased by the Company, the Guarantor or any Subsidiaries, and, in each case, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

(t) Exchange Act Compliance. The Guarantor is subject to and in compliance in all material respects with the reporting requirements of Section 13 or 15(d) of the Exchange Act.

(u) Independent Accountants. Ernst & Young LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Guarantor as required by the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board.

(v) Preparation of Financial Statements. The financial statements filed with the Commission as a part of or incorporated by reference in the Registration Statement and included or incorporated by reference in the Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the consolidated financial position of the Guarantor and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. The financial data set forth in the preliminary prospectus and the Prospectus under the captions “Summary Consolidated Financial Data of Anixter International” and “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement. The Guarantor’s ratios of earnings to fixed charges set forth in each of the preliminary prospectus and the Prospectus under the caption “Ratios of Earnings to Fixed Charges” and in Exhibit 12 to the Registration Statement have been calculated in compliance in all material respects with the requirements of Item 503(d) of Regulation S-K under the Securities Act. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(w) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

(x) Intellectual Property Rights. The Company, the Guarantor and the Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed in each of the Disclosure Package and the Prospectus to be conducted. Except as set forth in the Disclosure Package and the Prospectus, neither the Company, the Guarantor nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, the Guarantor or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(y) All Necessary Permits, etc. The Company, the Guarantor and each Subsidiary possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor the Guarantor nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

(z) Title to Properties. The Company, the Guarantor and the Subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(v) above (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except (i) as otherwise stated in the Registration Statement or the Prospectus or (ii) those which do not, singly or in the aggregate, materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company, the Guarantor or any of the Subsidiaries. The real property, improvements, equipment and personal property held under lease by the Company, the Guarantor or any Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company, the Guarantor or such Subsidiary.

(aa) Tax Law Compliance. The Company, the Guarantor and their consolidated subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings. The Company and the Guarantor have made appropriate provisions in the applicable financial statements referred to in Section 1 (v) above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company, the Guarantor or any of their consolidated subsidiaries has not been finally determined.

(bb) “Investment Company”. The Company and the Guarantor have been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Neither the Company nor the Guarantor is, or after receipt of payment for the Securities and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in each of the preliminary prospectus and the Prospectus will be, an “investment company” within the meaning of the Investment Company Act, and each will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(cc) Insurance. Each of the Company, the Guarantor and their subsidiaries are insured under policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company, the Guarantor and their subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. All policies of insurance and fidelity or surety bonds insuring the Company, the Guarantor or any of their subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company, the Guarantor and their subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company, the Guarantor or any of their subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except for defenses under a reservations of rights clause where the failure to have coverage would not have a Material Adverse Effect; and neither the Company nor the Guarantor nor any such subsidiary has been refused any insurance coverage sought or applied for.

(dd) No Restrictions on Dividends or Other Distributions. No domestic subsidiary of the Company, other than Anixter Receivables Corporation, is currently contractually prohibited, directly or indirectly, from paying any dividends or other distributions to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company or Guarantor, except as described in or contemplated by the Disclosure Package and the Prospectus.

(ee) No Price Stabilization or Manipulation. Neither the Company nor the Guarantor has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Guarantor to facilitate the sale or resale of the Securities.

(ff) Related Party Transactions. There are no business relationships or related-party transactions involving the Company, the Guarantor or any subsidiary or any other person required to be described in the preliminary prospectus or the Prospectus that have not been described as required.

(gg) Internal Controls and Procedures. The Guarantor maintains (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Securities Exchange Act of 1934, as amended, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(hh) No Material Weakness in Internal Controls. Since the end of the Guarantor’s most recent audited fiscal year, there has been (i) no material weakness in the Guarantor’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Guarantor’s internal control over financial reporting.

(ii) Disclosure Controls. The Guarantor maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by the Guarantor in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Guarantor’s management as appropriate to allow timely decisions regarding required disclosure. Each of the Company, the Guarantor and their subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15(e) under the Exchange Act.

(jj) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company, the Guarantor and their subsidiaries (the “Company Stock Plans”), (i) each Stock Option designated by the Company, the Guarantor or the relevant subsidiary of the Company or Guarantor at the time of grant as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company, the Guarantor or the relevant subsidiary of the Company or Guarantor (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by the Guarantor, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange and any other exchange on which the securities of the Company, the Guarantor or the relevant subsidiary of the Company or Guarantor are traded, (iv) the per share exercise price of each Stock Option was equal to or greater than the fair market value of a share of common stock on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with GAAP in the consolidated financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. Neither the Company nor the Guarantor nor any of its subsidiaries has knowingly granted, and there is no and has been no policy or practice of the Company, the Guarantor or any of their subsidiaries of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company, the Guarantor or their subsidiaries or their results of operations or prospects.

(kk) No Unlawful Contributions or Other Payments. Neither the Company nor the Guarantor nor any of their subsidiaries nor, to the knowledge of the Company or the Guarantor, any director, officer, agent, employee or affiliate of the Company, the Guarantor or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, the Guarantor, its subsidiaries and, to the knowledge of the Company and the Guarantor, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(ll) No Conflict with Money Laundering Laws. The operations of the Company, the Guarantor and their subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company or the Guarantor, threatened.

(mm) No Conflict with Sanctions Laws. None of the Company, the Guarantor, any of the Guarantor’s other subsidiaries or, to the knowledge of the Company or the Guarantor, any director, officer, agent, employee, affiliate or representative of the Company, the Guarantor or any of the Guarantor’s other subsidiaries is currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, the Guarantor or any of the Guarantor’s other subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(nn) Compliance with Environmental Laws. Except as otherwise disclosed in the Disclosure Package and the Prospectus, except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect (i) neither the Company, the Guarantor nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release, in any form, or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, asbestos, asbestos containing materials, polychlorinated biphenyls, hazardous substances, petroleum and petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company, the Guarantor and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the best knowledge of the Company, the Guarantor and the Subsidiaries after reasonable investigation, threatened actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation or potential responsibility, investigation or proceedings relating to any Environmental Law against the Company, Guarantor or any of the Subsidiaries, (iv) there are no events, conditions or circumstances that would reasonably be expected to result in any liability of the Company, the Guarantor or any of the Subsidiaries relating to any Hazardous Materials or the violation of any Environmental Laws, (v) neither the Company, the Guarantor nor any of the Subsidiaries is conducting or financing, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any location and (vi) neither the Company, the Guarantor nor any of the Subsidiaries is a party to any order, judgment, decree or agreement, which imposes any obligation on any of them under any Environmental Law.

(oo) ERISA Compliance. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any member of the Company or the Guarantor that could have a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by any member of the Company or the Guarantor that could have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and the Guarantor compared to the amount of such contributions made in the Company’s and the Guarantor’s most recently completed fiscal year; (ii) a material increase in the Company’s or the Guarantor’s “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company’s or the Guarantor’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or the Guarantor related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any member of the Company or the Guarantor may have any liability.

(pp) Brokers. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(qq) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company or the Guarantor to or for the benefit of any of the executive officers or directors of the Company or the Guarantor or any of the members of any of them, except as disclosed in the Disclosure Package and the Prospectus.

(rr) Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company or the Guarantor and any of the Company’s or the Guarantor’s respective directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ss) Ratings. Except as otherwise disclosed in the Disclosure Package, no “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s or the Guarantor’s retaining any rating assigned to the Company or the Guarantor, any securities of the Company or the Guarantor or (ii) has indicated to the Company or Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or the Guarantor or any securities of the Company or the Guarantor.

(tt) Lending Relationship. Except as disclosed in the Disclosure Package and the Prospectus, neither the Company nor the Guarantor have any material lending or other relationship with any bank or lending affiliate of any Underwriter.

(uu) Statistical and Market Related Data. Nothing has come to the attention of the Company or the Guarantor that has caused the Company or the Guarantor to believe that the statistical and market-related data included in the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(vv) Solvency. The Company and the Guarantor (on a consolidated basis) and the Guarantor and its subsidiaries (on a consolidated based) are, as of the date hereof, and will be, immediately after the Closing Date (giving effect to the use of proceeds as described in the Disclosure Package and the Prospectus) Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

Any certificate signed by an officer of the Company or the Guarantor and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company and the Guarantor to each Underwriter as to the matters set forth therein.

Section 2. Purchase, Sale and Delivery of the Securities.

(a) The Securities. The Company agrees to issue and sell to the several Underwriters the Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective aggregate principal amount of Notes set forth opposite their names on Schedule A. The purchase price to be paid by the several Underwriters to the Company shall be equal to 98.25% of the aggregate principal amount thereof.

(b) The Closing Date. Delivery of the Notes to be purchased by the Underwriters and payment therefor shall be made at the offices of Schiff Hardin LLP, 233 South Wacker Drive, Suite 6600, Chicago, IL 60606 (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m., New York time, on April 30, 2012, or such other time and date not later than 1:30 p.m., New York time, on April 30, 2012 as the Representative shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).

(c) Public Offering of the Securities. The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Securities as soon after this Agreement has been executed as the Representative, in its sole judgment, has determined is advisable and practicable.

(d) Payment for the Securities. Payment for the Notes shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Securities the Underwriters have agreed to purchase. Wells Fargo Securities, LLC (“Wells Fargo”), individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Securities to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(e) Delivery of the Securities. The Company shall deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters, the Notes (guaranteed by the Guarantor) the Underwriters have agreed to purchase on the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(f) Delivery of Prospectus to the Underwriters. The Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representative shall request.

Section 3. Covenants of the Company and the Guarantor.

The Company and the Guarantor, jointly and severally, covenant and agree with each Underwriter as follows:

(a) Representative’s Review of Proposed Amendments and Supplements. During the period beginning on the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and neither the Company nor the Guarantor shall file or use any such proposed amendment or supplement to which the Representative reasonably objects.

(b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the common stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes (including any notice or order pursuant to Section 8A or Rule 401(g)(2) of the Securities Act). The Company and the Guarantor shall use their best efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use. If the Commission shall enter any such stop order or issue any such notice at any time, the Company will use its best efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 3(a), will file an amendment to the Registration Statement or will file a new registration statement and use its best efforts to have such amendment or new registration statement declared effective as soon as practicable. Additionally, each of the Company and the Guarantor agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B and 430C, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) under the Securities Act were received in a timely manner by the Commission.

(c) Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Representative it is otherwise necessary or advisable to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, each of the Company and the Guarantor agrees to (i) notify the Representative of any such event or condition and (ii) promptly prepare (subject to Sections 3(a) and 3(e) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(d) Final Term Sheet. The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by the Representative and attached as Schedule B hereto (the “Final Term Sheet”) and will file such Final Term Sheet pursuant to Rule 433(d) within the time required by such rule.

(e) Permitted Free Writing Prospectuses. Each of the Company and the Guarantor represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representative, it will not make, any offer relating to the Securities that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) or a portion thereof required to be filed by the Company and the Guarantor with the Commission or retained by the Company and the Guarantor under Rule 433 under the Securities Act; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Final Term Sheet. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus”. Each of the Company and the Guarantor agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company and the Guarantor consent to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information that describes the final terms of the Securities or their offering and that was included in the Final Term Sheet of the Company contemplated in Section 1(d)(ii) as previously filed with the Commission or (iii) information permitted under Rule 134 under the Securities Act (prior to giving effect to the amendments to Rule 134 adopted in SEC Release No: 33-9245); provided that each Underwriter severally covenants with the Company not to take any action without the Company’s consent which consent shall be confirmed in writing that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(f) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Underwriters, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) and the Disclosure Package as the Underwriters may request.

(g) Copies of the Registration Statement and the Prospectus. The Company will furnish to the Representative and counsel for the Underwriters conformed copies of the Registration Statement (including exhibits thereto) as originally filed and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each preliminary prospectus, the Prospectus and any supplement thereto and the Disclosure Package as the Representative may reasonably request.

(h) Blue Sky Compliance. The Company and the Guarantor shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. Neither the Company nor the Guarantor shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation, other than those arising out of the offering or sale of the Securities in any jurisdiction where it is not now so subject. The Company and the Guarantor will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Company and the Guarantor shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(j) Earnings Statement. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(k) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company and the Guarantor shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act and Rule 158 under the Securities Act.

(l) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 90th day following the date of the Prospectus, neither the Company nor the Guarantor will, without the prior written consent of Wells Fargo (which consent may be withheld at the sole discretion of Wells Fargo), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company, the Guarantor or any Subsidiary or securities exchangeable for or convertible into debt securities of the Company, the Guarantor or any Subsidiary (other than contemplated by this Agreement).

(m) Compliance with Sarbanes Oxley Act. The Company and the Guarantor will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and use its best efforts to cause the Company’s and the Guarantor’s respective directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

(n) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

(o) Future Reports to the Representative. During the period of two years hereafter the Company will furnish to the Representative (i) to the extent not available on the Commission’s EDGAR filing system, as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Guarantor containing the balance sheet of the Guarantor as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Guarantor’s independent public or certified public accountants; (ii) to the extent not available on the Commission’s EDGAR filing system, as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Guarantor with the Commission, the Financial Industry Regulatory Authority (“FINRA”) or any securities exchange; and (iii) as soon as available, copies of any publicly available report or communication of the Company or the Guarantor mailed generally to holders of its capital stock.

(p) Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company, the Guarantor or any of their subsidiaries to register as an investment company under the Investment Company Act.

(q) No Manipulation of Price. Neither the Company nor the Guarantor will take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company or the Guarantor to facilitate the sale or resale of the Securities.

(r) DTC. The Company will cooperate with the Representative and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(s) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representative, (iii) use its best efforts to cause such registration statement or post effective amendment to be declared effective and (iv) promptly notify the Representative of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post effective amendment, as the case may be.

Section 4. Payment of Expenses.

The Company and the Guarantor, jointly and severally, agree to pay all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iii) all fees and expenses of the Company’s and the Guarantor’s counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and dealers, this Agreement, the Indenture and the Notes and Guarantee, (v) all filing fees, attorneys’ fees and expenses incurred by the Company, the Guarantor or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Underwriters (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda), (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Underwriters in connection with the review by the FINRA, if any, of the terms of the sale of the Securities, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantor in connection with approval of the Securities by the DTC for “book-entry” transfer, (x) all expenses incident to the “road show” for the offering of the Securities, including the cost of any chartered airplane or other transportation, (xi) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, (xii) the costs and expenses of the QIU and (xiii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 4. It is understood, however, that, except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel.

Section 5. Conditions of the Obligations of the Underwriters.

The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantor set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and, to the accuracy of the statements of the Company and the Guarantor made in any certificates pursuant to the provisions hereof, to the timely performance by the Company and the Guarantor of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Representative shall have received from Ernst & Young LLP, independent public accountants for the Company and the Guarantor, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative.

(b) Compliance with Registration Requirements; No Stop Order. For the period from and after effectiveness of this Agreement and prior to the Closing Date:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rules 430A, 430B and 430C under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B under the Securities Act, and such post-effective amendment shall have become effective;

(ii) all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, including the Final Term Sheet, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433 under the Securities Act; and

(iii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act shall have been instituted or threatened by the Commission; and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form.

(c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the judgment of the Representative there shall not have occurred any Material Adverse Change;

(ii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of this Section 5 which is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by this Agreement, the Disclosure Package and the Prospectus; and

(iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company, the Guarantor or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, any such rating.

(d) Opinion of Counsel for the Company and Guarantor. On the Closing Date the Representative shall have received favorable opinions of Schiff Hardin LLP, counsel for the Company and the Guarantor and Bradd Easton, Esq., Associate General Counsel to the Company and the Guarantor, each dated as of such Closing Date, the forms of which are attached as Exhibit A and Exhibit B, respectively.

(e) Opinion of Counsel for the Underwriters. On the Closing Date the Representative shall have received the favorable opinion of Cahill Gordon & Reindel LLP counsel for the Underwriters, dated as of such Closing Date, in form and substance reasonably satisfactory to, and addressed to, the Representative, and the Company and the Guarantor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) Officers’ Certificate. On the Closing Date the Representative shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Guarantor and the Chief Financial Officer or Chief Accounting Officer of the Company and the Guarantor, dated as of such Closing Date to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and any amendment or supplement thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsections (b)(iii) and (c)(iii) of this Section 5, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to such Closing Date there has not occurred any Material Adverse Change;

(ii) the representations and warranties of the Company and the Guarantor set forth in Section 1 of this Agreement are true and correct on and as of such Closing Date with the same force and effect as though expressly made on and as of such Closing Date; and

(iii) each of the Company and the Guarantor has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(g) Bring-down Comfort Letter. On the Closing Date, the Representative shall have received from Ernst & Young LLP, independent public accountants for the Company and the Guarantor, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to such Closing Date.

(h) Securities Eligible for DTC. On the Closing Date, the Securities shall be eligible for clearance and settlement through the DTC.

(i) The Securities. The Securities and the Indenture shall be executed by the Company and the Guarantor in substantially the form previously delivered to you.

(j) Additional Documents. On or before the Closing Date the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8, Section 9 and Section 14 shall at all times be effective and shall survive such termination.

Section 6. Reimbursement of Underwriters’ Expenses.

If this Agreement is terminated pursuant to Section 5, Section 10 or clauses (i) or (iv) of Section 11 or if the sale to the Underwriters of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Guarantor to perform any agreement herein or to comply with any provision hereof, the Company and the Guarantor, jointly and severally, agree to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves) that have not defaulted under Section 10, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 7. Effectiveness of this Agreement.

This Agreement shall not become effective until execution by the parties hereto.

Section 8. Indemnification.

(a) Indemnification of the Underwriters. The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, director, officer, employee, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the information contained in the Final Term Sheet, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any prospectus wrapper material distributed in Canada in connection with foreign sales or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Wells Fargo) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees, agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Final Term Sheet, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company and Guarantor may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantor, each of their respective directors, each of their respective officers who signed the Registration Statement and each person, if any, who controls the Company or the Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, the information contained in the Final Term Sheet, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, the Final Term Sheet, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and to reimburse the Company or the Guarantor, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company or the Guarantor, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and the Guarantor hereby acknowledge that the only information that the Underwriters have furnished to the Company and Guarantor expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Final Term Sheet, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the sixth, seventh, eighth paragraphs and the first and second sentences of the eleventh paragraph under the caption of “Underwriting” in the prospectus supplement. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by Wells Fargo in the case of Section 8(b)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Indemnification of the QIU. Without limitation and in addition to their obligations under the other subsections of this Section 8, the Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless the QIU, its directors, officers, employees and agents, and each person, if any, who controls the QIU within the meaning of the Securities Act or the Exchange Act, from and against any loss, claim, damage, liability or expense, as incurred, to which the QIU or such director, officer, employee, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or action in respect thereof) arises out of or is based upon the QIU’s acting (or alleged failure to act) as a “qualified independent underwriter” (within the meaning of Rule 5121(f)(12) of FINRA) in connection with the offering contemplated by this Agreement, and agree to reimburse the QIU, its directors, officers, employees and agents and each such controlling person for any and all legal or other expenses (including the fees and disbursements of counsel chosen by the QIU (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel)) reasonably incurred by the QIU or such director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense results solely from the gross negligence or willful misconduct of the QIU. If the indemnification provided for in this Section 8(e) is unavailable or insufficient to hold harmless an indemnified party in respect of losses, claims, damages, liabilities of expenses referred to in the prior sentence, then the Company and the Guarantor shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses, based on the factors described in Section 9 below; provided, however, that (i) the relative benefits received by the QIU in connection with the offering of the Securities pursuant to this Agreement shall, for purposes of Section 9, be deemed to be equal to the compensation, if any, received by the QIU solely for acting in such capacity and (ii) notwithstanding the provisions of Section 9, the QIU shall not be required to contribute any amount in excess of the compensation, if any, received by the QIU solely for acting in such capacity.

Section 9. Contribution.

If the indemnification provided for in Section 8 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, in connection with the untrue statements or omissions or alleged untrue statements or alleged omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the

Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discount or commission received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company and the Guarantor, each officer of the Company and the Guarantor who signed the Registration Statement and each person, if any, who controls the Company and the Guarantor within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company and the Guarantor.

Section 10. Default of One or More of the Several Underwriters.

If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on the Closing Date, the other Underwriters shall be obligated, severally, in the proportions that the aggregate principal amount of Securities set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8, Section 9 and Section 19 shall at all times be effective and shall survive such termination. In any such case either the Representative or the Company shall have the right to postpone the Closing Date but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 11. Termination of this Agreement.

Prior to the Closing Date this Agreement may be terminated by the Representative by notice given to the Company if at any time (i) trading or quotation in any of the Company’s or Guarantor’s securities shall have been suspended or limited by the Commission or by the NYSE, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established by the Commission or FINRA or on such stock exchange; (iii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; (iv) in the judgment of the Representative there shall have occurred any Material Adverse Change or (v) there shall have occurred any outbreak or escalation of national or international hostilities or declaration of a national emergency or war by the United States or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Securities in the manner and on the terms described in the Disclosure Package and the Prospectus or to enforce contracts for the sale of securities. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company and the Guarantor to any Underwriter, except that the Company and Guarantor shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company or the Guarantor, or (c) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.

Section 12. No Advisory or Fiduciary Responsibility.

The Company and the Guarantor acknowledge and agree that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the several Underwriters, on the other hand, and the Company and the Guarantor are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or the Guarantor or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or the Guarantor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Guarantor on other matters) and no Underwriter has any obligation to the Company or Guarantor with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantor and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Guarantor have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantor and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company and the Guarantor hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Guarantor may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

Section 13. Representations and Indemnities to Survive Delivery.

The respective indemnities, agreements, representations, warranties and other statements of the Company and the Guarantor, of their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or the QIU, officers or employees of any Underwriter or the QIU, or any person controlling the Underwriter or the QIU, the Company, the Guarantor, the officers or employees of the Company or the Guarantor or any person controlling the Company or the Guarantor, as the case may be or (B) acceptance of the Securities and payment for them hereunder and (ii) will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

Section 14. Notices.

All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriters:

Wells Fargo Securities, LLC

301 South College Street

Charlotte, North Carolina 28288-0613

Attention: Suzanne Alwan, Esq.

with a copy to:

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

Facsimile: (212) 269-5420

Attention: Luis R. Penalver, Esq.

If to the QIU:

UBS Securities LLC

299 Park Avenue

New York, NY 10171-0026

Facsimile: (203) 719-3667

Attention: High Yield Syndicate Department

with a copy to:

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

Facsimile: (212) 269-5420

Attention: Luis R. Penalver, Esq.

If to the Company:

Anixter International Inc.

2301 Patriot Blvd.

Glenview, Illinois 60026

Facsimile: 224-521-8990

Attention: Treasurer

with a copy to:

Schiff Hardin LLP

233 South Wacker Drive

Suite 6600

Chicago, Illinois 60606

Facsimile: 312-258-5700

Attention: David McCarthy, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 15. Successors and Assigns.

This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of (i) the Company and the Guarantor, their respective directors, any person who controls the Company or the Guarantor within the meaning of the Securities Act or the Exchange Act and any officer of the Company and the Guarantor who signs the Registration Statement, (ii) the Underwriters and the QIU, the officers, directors, employees and agents of the Underwriters and the QIU, and each person, if any, who controls any Underwriter or the QIU within the meaning of the Securities Act and the Exchange Act, and (iii) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from any of the several Underwriters merely because of such purchase.

Section 16. Partial Unenforceability.

The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 17. Governing Law Provisions.

(a) Governing Law Provisions. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 18. Patriot Act.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

Section 19. General Provisions.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile, email or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, ANIXTER INC.

By:	/s/ Theodore A. Dosch
Executive Vice President – Finance and Chief Finanial Officer

ANIXTER INTERNATIONAL INC.

By:	/s/ Theodore A. Dosch
Executive Vice President – Finance and Chief Finanial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative as of the date first above written.

Wells Fargo Securities, LLC

Acting as the Representative of the

several Underwriters named in

the attached Schedule A.

By: WELLS FARGO SECURITIES, LLC

By:	/s/ Jacob Petrovich
Jacob Petrovich Director

Accepted and agreed to as of the date

first above written

By: UBS SECURITIES LLC
as the QIU

By:	/s/ John Duggan
John Duggan
Managing Director

By:	/s/ Ryan Vetsch
Ryan Vetsche
Director

SCHEDULE A

Underwriters	Aggregate Principal Amount of Notes to be Purchased
Wells Fargo Securities, LLC	$143,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$63,000,000
J.P. Securities LLC	$63,000,000
RBS Securities Inc.	$63,000,000
UBS Securities LLC	$17,500,000
Total	$350,000,000

SCHEDULE B—FINAL TERM SHEET

ANIXTER INC.

5.625% SENIOR NOTES DUE 2019

FINAL TERM SHEET

Dated: April 25, 2012

Issuer:	Anixter Inc.

Notes:	5.625% Senior Notes due 2019

Size:	$350,000,000

Maturity:	May 1, 2019

Coupon (Interest Rate):	5.625%

Price to Public:	100% plus accrued interest, if any, from April 30, 2012

Yield to Maturity:	5.625%

Spread to Benchmark Treasury:	+426 basis points

Benchmark Treasury:	UST 1.50% due March 31, 2019

Proceeds (before expenses) to Anixter:	$343,875,000

Interest Payment Dates:	May 1 and November 1 beginning on November 1, 2012.

Record Dates:	April 15 and October 15

Make-Whole Amount:	Anixter may at any time redeem all or part of the Notes at any time at its option at a redemption price equal to (i) the principal amount of the Notes being redeemed plus accrued interest to the redemption date plus (ii) the greater of (a) 1% of the principal amount of the Notes being redeemed or (b) a “make-whole” amount based on the yield of a comparable U.S. Treasury Security plus 0.50%.

Trade Date:	April 25, 2012

Expected Settlement Date:	April 30, 2012

Joint Book-Running Managers:	Wells Fargo Securities, LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC
RBS Securities Inc.

Co-Manager:	UBS Securities LLC

CUSIP/ISIN:	035287 AD3 / US035287AD39

Type of Offering:	SEC registered

The information in this term sheet supplements Anixter’s preliminary prospectus supplement, dated April 24, 2012 (the “Preliminary Prospectus Supplement”) and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. This term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement.

Other financial information presented in the Preliminary Prospectus Supplement is deemed to have changed to the extent effected by the changes described herein.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Wells Fargo Securities, LLC at the following number: (800) 326-5897 or by e-mailing a request to: cmclientsupport@wellsfargo.com or by calling by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated at the following number: (800) 294-1322 or by e-mailing a request to: dg.prospectus_requests@baml.com or by contacting J.P. Morgan, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by calling: (866) 803-9204 or by calling RBS Securities Inc. at the following number: (866) 884 2071 or by calling UBS Securities LLC at the following number: (877) 827-6444, ext. 561 3884.

SCHEDULE C

Issuer Free Writing Prospectuses

None.

EXHIBIT A

Form of Opinion of Counsel for the Company

1. Each of the Company and the Guarantor is a corporation validly existing and in good standing under the laws of the State of Delaware.

2. Each of the Company and the Guarantor has the corporate power and authority to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party, and the execution, delivery and performance thereof by the Company and the Guarantor have been duly authorized by all necessary corporate action on the part of each of the Company and the Guarantor.

3. The Underwriting Agreement has been duly executed and delivered by the Company and the Guarantor.

4. The Indenture has been duly executed and delivered by each of the Company and the Guarantor, has been duly qualified under the Trust Indenture Act of 1939, as amended, and constitutes the legal, valid and binding obligation of the Company and the Guarantor, enforceable against each of the Company and the Guarantor in accordance with its terms.

5. The form and terms of the Notes and Guarantees have been established in conformity with the provisions of the Indenture. The issuance and sale of the Notes and the Guarantees have been duly authorized by all necessary corporate action on the part of the Company and the Guarantor, respectively, all conditions precedent under the Indenture to the authentication of the Notes have been complied with, and the Notes and Guarantees, when executed and authenticated in accordance with the terms of the Indenture, and delivered to and paid for by you in accordance with the terms of the Underwriting Agreement, will constitute legal, valid and binding obligations of the Company and the Guarantor, respectively, entitled to the benefits of the Indenture and enforceable against the Company and the Guarantor in accordance with their respective terms.

6. The Notes, the Guarantees and the Indenture conform as to legal matters in all material respects to the descriptions thereof contained in the Base Prospectus under the heading “Description of Debt Securities” and in the Pricing Prospectus and the Prospectus under the heading “Supplemental Description of the Notes,” except that we express no opinion with respect to that portion of the description under the heading “Book-Entry Issuance.”

7. The execution and delivery by the Company and the Guarantor of each of the Transaction Documents do not, and the performance by the Company and the Guarantor of their obligations under the Transaction Documents will not, (i) violate the Restated Certificate of Incorporation or By-laws of the Company or the Guarantor, (ii) violate any Applicable Law applicable to the Company or the Guarantor or (iii) breach or result in a default under any indenture, mortgage, instrument or agreement that is listed on Schedule I attached to this opinion letter.

8. Neither the execution and delivery by the Company or the Guarantor of any of the Transaction Documents nor the performance by the Company or the Guarantor of its obligations under the Transaction Documents requires any consent or approval from or filing with any governmental authority of the State of Illinois, the State of New York or the United States of America or under the Delaware General Corporation Law under any Applicable Law (other than filings under the Securities Act and regulations under the Securities Act and the Trust Indenture Act of 1939, which have been made, and filings under the Exchange Act or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion.)

9. The Registration Statement, as of the effective date of the Registration Statement, and the Prospectus, as of its date and the date hereof, complied as to form in all material respects with the requirements of the Securities Act and the regulations under the Securities Act.

10. Neither the Company nor the Guarantor is, or after receipt of payment for the Notes and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus will be, an “investment company” within the meaning of Investment Company Act.

The Registration Statement became effective upon filing with the Commission pursuant to Rule 462(e) and we have been orally advised by the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission. The Prospectus was filed with the Commission pursuant to Rule 424(b)(5) on April             , 2012.

In addition, we have participated in conferences with officers and representatives of the Company and the Guarantor, representatives of the independent registered public accounting firm of the Guarantor and you and your representatives at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus and have made no independent check or verification thereof (except as stated in paragraph 6 above), on the basis of the foregoing, no facts have come to our attention that have led us to believe that the Registration Statement (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Disclosure Package, as of the Applicable Time, or the Prospectus, as of its date or the date hereof (in each case, except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Schedule I

1.	Indenture, dated as of February 16, 2007, between Anixter International Inc. and The Bank of New York Trust Company, N.A., as trustee, with respect to the 1% Senior Convertible Notes due 2013.

2.	Five-Year Revolving Credit Agreement dated April 8, 2011 among Anixter Inc., Wells Fargo Bank, National Association, as Administrative Agent, and other banks named therein.

3.	First Supplemental Indenture, dated February 24, 2005, by and among Anixter Inc., Anixter International Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.	Second Supplemental Indenture, dated March 11, 2009, by and among Anixter Inc., Anixter International Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee.

5.	Second Amended and Restated Receivables Sale Agreement dated May 31, 2011, between Anixter Inc. and Anixter Receivables Corporation.

6.	Second Amended and Restated Receivables Purchase Agreement dated May 31, 2011, among Anixter Receivables Corporation, as Seller, Anixter Inc., as Servicer, Falcon Asset Securitization Company LLC and Three Pillars Funding LLC, as Conduits, the Financial Institutions party thereto, J.P. Morgan Chase Bank, N.A. and SureTrust Robinson Humphrey, Inc., as Managing Agents and J.P. Morgan Chase, N.A., as Agent.

7.	Anixter Inc.’s 5.95% Notes due 2015.

8.	Anixter Inc.’s 10% Notes due 2014.

EXHIBIT B

Form of Opinion of Associate General Counsel for the Company

1. Each of the Company and the Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

2. Each of the Company and the Guarantor has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

3. Each of the Company and the Guarantor is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

4. Each Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

5. To the best of my knowledge, all of the issued and outstanding capital stock of each Subsidiary of the Guarantor has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Guarantor, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or any pending or threatened claim.

6. The Guarantor’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus.

7. No stockholder of the Company or the Guarantor or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company or the Guarantor arising (i) by operation of the Restated Certificate of Incorporation or By-laws of the Company or the Guarantor or the General Corporation Law of the State of Delaware or (ii) to the best of my knowledge, otherwise.

8. Each document filed pursuant to the Exchange Act (other than the financial statements and supporting schedules included therein, as to which I express no opinion) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the Exchange Act.

9. To the best of my knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein or in the Disclosure Package and the Prospectus.

10. The issue and sale of the Notes by the Company, the issuance of the Guarantee by the Guarantor, the execution delivery and performance by the Company and the Guarantor of the Indenture, the performance by each of the Company and the Guarantor of its obligations under the Underwriting Agreement (i) will not result in any violation of the provisions of the charter or bylaws of the Company, the Guarantor or any subsidiary; (ii) will not constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Guarantor or any of its Subsidiaries pursuant to any agreement listed on Schedule I hereto; (iii) will not constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Guarantor or any of its Subsidiaries pursuant to any other Existing Instrument known to me (except, with respect to this clause (iii) only, for such breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, have a Material Adverse Effect); or (iii) will not result in any violation of any applicable law, rule or regulation, or any judgment, order or decree known by me to be applicable to the Company, the Guarantor or any of its Subsidiaries issued by any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Guarantor or any of its subsidiaries or any of its or their properties.

11. Neither the Company nor the Guarantor is, or after receipt of payment for the Notes and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus will be, an “investment company” within the meaning of Investment Company Act.

12. Except as disclosed in the Disclosure Package and Prospectus, to the best of my knowledge, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement.

13. To the best of my knowledge, neither the Company nor the Guarantor nor any Subsidiary (i) is in violation of its charter or by-laws or (ii) is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any material Existing Instrument, except, with respect to this clause (ii) only, for such Defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

In addition, in my capacity as Associate General Counsel of the Company and the Guarantor, no facts have come to my attention that have led me to believe (i) that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading, except that I express no opinion or belief with respect to the financial statements, schedules and other financial data included therein, or (ii) that the Disclosure Package, as of the Applicable Time, and the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that I express no opinion or belief with respect to the financial statements, schedules thereto and other financial data included therein.

Schedule I

1.	Indenture, dated as of February 16, 2007, between Anixter International Inc. and The Bank of New York Trust Company, N.A., as trustee, with respect to the 1% Senior Convertible Notes due 2013.

2.	Five-Year Revolving Credit Agreement dated April 8, 2011 among Anixter Inc., Wells Fargo Bank, National Association, as Administrative Agent, and other banks named therein.

3.	First Supplemental Indenture, dated February 24, 2005, by and among Anixter Inc., Anixter International Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.	Second Supplemental Indenture, dated March 11, 2009, by and among Anixter Inc., Anixter International Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee.

5.	Second Amended and Restated Receivables Sale Agreement dated May 31, 2011, between Anixter Inc. and Anixter Receivables Corporation.

6.	Second Amended and Restated Receivables Purchase Agreement dated May 31, 2011, among Anixter Receivables Corporation, as Seller, Anixter Inc., as Servicer, Falcon Asset Securitization Company LLC and Three Pillars Funding LLC, as Conduits, the Financial Institutions party thereto, J.P. Morgan Chase Bank, N.A. and SureTrust Robinson Humphrey, Inc., as Managing Agents and J.P. Morgan Chase, N.A., as Agent.

7.	Anixter Inc.’s 5.95% Notes due 2015.

8.	Anixter Inc.’s 10% Notes due 2014.